Exhibit 5(a)

[LETTERHEAD OF EATON CORPORATION]

February 26, 2015

Board of Directors

Eaton Corporation

Ladies and Gentlemen:

As Counsel and Assistant Secretary of Eaton Corporation, an Ohio corporation (“Eaton”) and as Vice President and Secretary of Eaton US Holdings, Inc., an Ohio corporation, Eaton Aeroquip LLC, an Ohio limited liability company, Eaton Leasing Corporation, an Ohio corporation, Eaton Aerospace LLC, a Delaware limited liability company, Eaton Hydraulics LLC, a Delaware limited liability company, Wright Line Holding, Inc., a Delaware corporation, Wright Line LLC, a Delaware limited liability company, Eaton Electric Holdings, LLC, a Delaware limited liability company, Cooper B-Line, Inc., a Delaware corporation, Cooper Bussmann, LLC, a Delaware limited liability company, Cooper Crouse-Hinds, LLC, a Delaware limited liability company, Cooper Lighting, LLC, a Delaware limited liability company, Cooper Power Systems, LLC, a Delaware limited liability company, Cooper Wiring Devices, Inc., a New York corporation (collectively, the “Guarantors”), I am furnishing this opinion in connection with an automatic shelf registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the offering from time to time by Eaton, Eaton Corporation plc or the Guarantors as issuers, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of (i) debt securities (the “Debt Securities”), (iia) guarantees of debt securities ( “Guarantees”), (ii) preferred shares (the “Preferred Shares”), (iii) ordinary shares (the “Ordinary Shares”), (iv) warrants to purchase Debt Securities, Preferred Shares, Ordinary Shares or any combination thereof (the “Warrants”), (v) depository shares (the “Depository Shares”) and (vi) units that include any combination of the foregoing (the “Units”). The Debt Securities, the Guarantees, Preferred Shares, the Ordinary Shares, the Warrants, the Depository Shares and the Units are collectively referred to as the “Securities”.

I have examined such corporate records of Eaton and the Guarantors and such other documents and certificates as I have deemed necessary as a basis for the opinions hereinafter expressed.

Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that, under the laws of the states of Ohio, New York and Delaware, as the case may be (and with respect to any Debt Securities issued under an indenture among Eaton, the Guarantors and The Bank of New York Mellon Trust Company N.A., as trustee, under the laws of the state of New York):

The Debt Securities (including Debt Securities issuable upon conversion of or exchange for Warrants) when duly authorized and, when issued and delivered in accordance with the terms of such Debt Securities and any indenture under which such Debt Securities may be issued, will be valid and legally binding obligations of Eaton and the Guarantors, as applicable.

The Guarantees, when duly authorized, issued and delivered in accordance with the indenture under which such Guarantees may be issued, will be valid and legally binding obligations of Eaton and the Guarantors, as applicable.

The Warrants when duly authorized and, when issued and delivered in accordance with the terms of such Warrants will be valid and legally binding obligations of Eaton and the Guarantors, as applicable.

The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general principles of equity and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Legal Opinions” in the Prospectus.

Very truly yours,

/s/ Lizbeth L. Wright

Lizbeth L. Wright, Counsel and Assistant Secretary